Exhibit 5.4

CONSENT OF EXPERT

To:	United States Securities and Exchange Commission

Re:	Scorpio Gold Corp. (the “Company”) Form F-10 Consent of Expert

In connection with the Company’s Registration Statement on Form F-10 (the “Registration Statement”), I, Thomas Poitras, P. Geo, hereby consent to the use of my name in connection with the reference to certain scientific and technical information approved by me as set out in the Registration Statement and the documents incorporated by reference therein.

/s/ Thomas Poitras, P. Geo

Thomas Poitras, P. Geo

July 8, 2026